ChinaNet Online Holdings, Inc.

(Nasdaq: CNET)

2014 Q2 Corporate Presentation

August 21, 2014 8:30 a.m. Eastern Time U.S.A.

ChinaNet Online

connecting dreams for success

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc. ("ChinaNet" or the "Company"), which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ChinaNet Online

Index

- 2014 Q2 and Year-to-Date Results
- Q2 Business Operations Update
- 2014 Full Year Forecast and Future Initiatives

2014 Q2 and Year-to-Date Results

CHINANET ONLINE HOLDINGS, INC.

Financial Highlights

Ticker Symbol	NASDAQ: CNET
Fiscal Year	December 31
Stock Price （as of market close on August 19, 2014）	$1.10
Shares Outstanding- common shares	22.42M
Market Capitalization （as of market close on August 19, 2014）	$24.66M
Management Ownership	35%
Revenue Q2 2014(unaudited)	$10.36M
Net loss attributable to ChinaNet Online Holdings, Inc. Q2 2014 (unaudited)	$1.33 M
Weighted average common shares outstanding Q2 2014 (unaudited):(1)	22.38 M

(1) Weighted average share count will vary from quarter-to-quarter due to GAAP Treasury Method accounting for warrants and options outstanding. As of June 30, 2014, the Company had 2.4 M warrants outstanding with a weighted average exercise price of $3.52 and 0.94 M options outstanding with a weighted average exercise price of $1.42.

ChinaNet Online

2014 Q2 Results (USD in thousands)

	2014Q2	2013Q2	Change%
Revenue	10,361	8,892	+17%
COGS	8,665	5,290	+64%
Gross Profit	1,696	3,602	-53%
Net (Loss)/Income	(1,378)	416	--
Net (Loss)/Income Attributable to ChinaNet	(1,331)	434	--

1. The reason for increase in revenue and cost of revenue was primarily due to the launching of new internet search engine marketing services;
2. General and administrative expenses decreased by 41% to $1.0 million as a result of decrease in allowance for doubtful accounts and overall cost reduction plan executed by management during the period;
3. Selling expenses increased to $1.5 million from $0.6 million for the second quarter of 2013, which was primarily due to the increase in brand building expenses for the promotion of our websites and services to enhance brand awareness.

ChinaNet Online

2014 Q2 Results (USD in thousands)

	2014 Q2				2013 Q2			
	Internet	TV	Bank Kiosk	BMSCB	Internet	TV	Bank Kiosk	BMSCB
Revenue	8,228	1,812	67	254	5,436	2,489	71	896
COGS	6,853	1,677	5	130	2,620	2,243	-	427
Gross Profit	1,375	135	62	124	2,816	246	71	469

1. Internet revenue increased by 51% and 130% as compared to 2013 Q2 and 2014 Q1, respectively;
2. Cash position: $6.17 million as of June 30, 2014 (including $3.44 million of term deposit);
3. Accounts receivable, net: $5.17 million as of June 30, 2014, decreased by 33% as compared to $7.67 million as of December 31, 2013.

ChinaNet Online

2014 Year-to-Date Results (USD in thousands)

	2014 YTD	2013 YTD	Change %
Revenue	15,544	15,941	-2%
COGS	12,487	9,757	+28%
Gross Profit	3,057	6,184	-51%
Net (Loss)/Income	(2,092)	405	--
Net (Loss)/Income Attributable to ChinaNet	(1,999)	464	--

	2014 YTD				2013 YTD			
	Internet	TV	Bank Kiosk	BMSCB	Internet	TV	Bank Kiosk	BMS CB
Revenue	11,808	2,994	138	604	9,247	5,127	140	1,427
COGS	9,395	2,772	5	315	4,264	4,743	-	750
Gross Profit	2,413	222	133	289	4,983	384	140	677

ChinaNet Online

Balance Sheets

	As of December 31,					As of June 30,
	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000)	2014 $('000) (unaudited)
Cash and cash equivalents (including term deposit)	13,917	15,590	10,695	8,840	6,909	6,166
Accounts receivable, net	3,173	4,319	4,444	8,486	7,673	5,169
Other receivables, net	2,636	7,811	3,631	3,103	4,299	2,603
Prepayment and deposit to suppliers	4,111	3,325	15,360	14,596	14,692	18,041
Investment in and advance to equity investment affiliates	-	7,162	1,396	959	845	781
Deposit and prepayment –Long term	-	-	-	-	2,453	3,281
Property and equipment, net	1,355	2,010	1,902	1,636	1,057	875
Intangible assets, net	-	51	8,151	7,167	6,015	5,447
Goodwill	-	-	10,999	11,083	11,450	11,368
Total assets	25,764	41,996	57,282	56,918	56,834	55,280

ChinaNet Online

Balance Sheets

	As of December 31,					As of June 30,
	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000)	2014 US$('000) (unaudited)
Total liabilities	14,631	6,285	9,728	12,073	11,809	12,611
Preferred stock and Common Stock	20	20	22	22	22	22
Additional paid-in capital	10,574	18,614	20,747	20,008	19,870	19,887
Statutory reserves	372	1,587	2,117	2,296	2,602	2,602
Retained earnings	50	14,630	16,688	19,505	18,965	16,966
Accumulated other comprehensive income	117	930	2,132	2,393	3,689	3,407
Noncontrolling interest	-	(70)	5,848	621	(123)	(215)
Total equity	11,133	35,711	47,554	44,845	45,025	42,669

ChinaNet Online

Cash Flows Statements

	Year ended December 31,					Six Months Ended June 30,	
	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000)	2014 US$('000) (unaudited)	2013 US($('000) (unaudited)
Net cash provided by (used in) Operation Activities	4,617	11,582	(603)	5,028	2,756	(944)	(20)
Net cash provided by (used in) Investing Activities	(930)	(9,373)	(6,084)	(9,919)	(5,733)	(471)	(2,140)
Net cash provided by (used in) Financing Activities	7,544	(767)	1,482	(385)	807	717	-
Effect of exchange rates changes	7	231	310	64	129	(21)	69
Net Change in Cash & Cash Equivalents	11,238	1,673	(4,895)	(5,212)	(2,041)	(719)	(2,091)

ChinaNet Online

Q2 Business Operations Update

CHINANET ONLINE HOLDINGS, INC.

ChinaNet Online

2014 Q2 Updates

- 28.com was awarded a high credit rating by the Beijing Zhongguancun Enterprises Credit Promotion Association (ECPA) for 2014. This is the second consecutive year 28.com has received this prestigious recognition from the ECPA.

- Executives of ChinaNet participated in international brands curriculum "Systematic Creates Wealth" in Anhui Province, China on June 17th and 18th, 2014 to help train and promote entrepreneurs and franchise owners in the food industry. This activity was jointly organized by the Restaurant Association and "Discover China's Good Projects". The Company created "Discover China's Good Projects" in March 2013 to promote and support new projects and businesses.

- Liansuo.com has signed fifty-five new customers in the second quarter of 2014, such as Pure Fishing Inc. (http://www.purefishingchina.com), a leading provider of fishing equipment, and a subsidiary of Jarden Corporation and O.C.T. Mami (http://www.octmami.com), a leading retail apparel brand owned by Shanghai Uki Company.

Competitors and Their Associated Websites-2014.08.20

Classification	Web Portal	IP (Daily avg.)	PV (Daily avg.)	ALEX Ranking	Baidu Index	Attraction Index
ChinaNet	28.com（2003）	678,000	8,000,400	1,333	1,597	11.8
	Liansuo.com（2011）	114,000	1,824,000	5,616	160	16
	Chuangye.com （2011）	2,400	3,600	995,201	5,459	1.5
	Sooe.cn (2011)	3,600	3,600	325,216	137	1
Direct Competitor	78.cn	342,000	1,333,800	3,644	1,711	3.9
	3158.com	8,400	28,560	77,468	302	3.4
	Jiameng.com	768,000	11,750,400	1,342	411	15.3
	Jmw.com.cn	330,000	5,247,000	2,649	752	15.9
	51jam.com	33,600	265,440	23,311	178	7.9
Potential Competitor	Entrepreneur	2,058,000	4,301,220	629	1,532	2.09
	Alibaba（entrepreneur）	10,860,000	71,350,200	66	145,366	6.57

Note: The IP and PV of Alibaba is consolidated, including entrepreneurial channels.

2014 Q3 Updates

- Liansuo.com, one of ChinaNet's online advertising portals, collaborated with Entrepreneur Magazine to host the "2014 Franchise China 50" conference in Beijing, China on August 5, 2014. This conference gathered executives and management from premier franchise enterprises and investors across the country to share their experience and elect the 50 fastest growth enterprises. This was a great platform for Liansuo.com to expand its brand awareness in China franchise industry. Liansuo also took this opportunity to introduce more ChinaNet clients to the market and investors.

- ChinaNet cooperates with the major search engines to perform search engine marketing and related value-added services for its clients. In order to secure and further enhance the business relationship with Baidu, Inc. ("Baidu"), China's largest online search engine, the Company signed a one-year agreement with Baidu for approximately $29 million to optimize the search advertising campaigns run on behalf of ChinaNet's clients through Baidu's search engine.

ChinaNet Online

Market Challenges to ChinaNet

- More keen competition from major competitors
- Increasing cost from major search engines
- Sliding profit margin for basic internet business
- Slowing economy with declining customer spending, due to government's adjusting macro-economy policy and tightening monetary control, which have resulted in slower consumer consumption and shortage of capitals
- Uprising human resource cost for talents and hostile recruits from competitors

2014 Second Half Year Action Plan

- Increasing marketing expenses to improve market awareness and traffic optimization
- Optimizing SEM bidding system to improve sales-leads conversion efficiency and developing more analytical tools
- Launching new value-added services to diversify the source of revenue and enhance profit margin in the long run
- Bridging technology and information know-how with key search engines in China
- Increasing partnerships with 2nd-tier internet portals
- Setting up sales representative office in the 3rd and 4th tier cities
- Setting up a call centre in Hefei during Q3 2014
- Setting up big-data analysis center for further mining of sales leads generated

2014 Second Half Year Action Plan

"Joint-Product Development with Baidu" - Omni-Channel Management Console



Video
ENP
News
Other
Q&A
Yellow-Page
Keyword
Micro-blog
Inform Verification & Release
Traffic Analysis & Review
Leads Converstion and Analysis
Sematic Moniitor and Analysis（Baidu REP）
Internet Influence（Baidu PR）
Cloud Database Management System

In the second half year of 2014, we will bridge and leverage more resources into ChinaNet.

2014 Second Half Year Action Plan

Technology Acquisitions: We will closely monitor the progress of this acquisition. The management has updated the plan to deploy demo version of the software to the customers by the end of this year and will have the full version running online early next year.

Technology Acquisition Categories	Categories description
Mobile Cloud Dealer Management System	Including dealer franchisees, tracking order payment case, and other functions
Mobile Cloud Sales Management Solution	The new generation of framework free POS management system on mobile, e.g. the IPAD as the POS front desk program, and combined with the cloud management system
Mobile Cloud Membership Bonus System	The cloud consumer bonus Member program, you can operate it cross-shop and cross-industry.
Mobile Cloud Ordering System Solution	Combined with smartphones, it can order everywhere and serve in the shop .

ChinaNet Online

2014 Full Year Forecast and Future Initiatives

CHINANET ONLINE HOLDINGS, INC.

2014 Full Year Guidance with Operational Initiatives

	2014 (Estimated)
Revenues	39 million

- Focusing on increasing internet segment turnover, at least 50% increase compared to 2013
- Strategic cooperation with major search engine service providers, such as: Baidu, Qihu360, Sohu
- Continuous increase in selling and marketing expenses to enhance our internet segment market shares and brand awareness
- Improving internal management on cost control, expect to further reduce administrative expenses
- Developing new core business, integration of acquired technology to come up with the simplest POS ONEBOX solution in the world, which will perfectly match the need and size of our SME clients
- Further improving accounts receivable collectability and turnover rate
- Strengthen cash flow control, positive operating cashflow by 2015

Thank you !

ChinaNet Online

connecting dreams for success